CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated October 23, 2008, accompanying the financial statements of Closed-End Strategy: Cohen & Steers Master Equity and Income Portfolio, Series 2, Closed-End Strategy: Senior Loan and Limited Duration Portfolio, Series 9, Closed-End Strategy: Cohen & Steers Master Income Portfolio, Series 8 and Closed-End Strategy: Cohen & Steers Master Municipal Income Portfolio - National Series 5 (included in Van Kampen Unit Trusts, Series
593) as of June 30, 2008, and for the period from July 13, 2006 (Initial Date of Deposit) through June 30, 2007 and for the year ended and the financial highlights for the period from July 13, 2006 (Initial Date of Deposit) through June 30, 2007 and for the year ended June 30, 2008, contained in this Post-Effective Amendment No. 2 to Form S-6 (File No. 333-134370) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

GRANT THORNTON LLP

New York, New York
October 23, 2008